KP 5-5





                                   GUARANTY


       GUARANTY   dated  as  of  May  5,  2006  ("Guaranty")  made  by  Vincent
Vellardita, an individual, ("Guarantor") in favor of John Fife ("Lender").

                              W I T N E S S E T H

       WHEREAS, Valcom, Inc., a Delaware corporation (the "Borrower"), and the Lender are parties to a Note, dated as of May 6, 2006 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Note");

       WHEREAS, pursuant to the Note, the Guarantor is required to execute and deliver to the Lender a guaranty guaranteeing the Note and all other obligations under the Note and a Stock Pledge Agreement (the " Loan Documents"); and

       WHEREAS,   the   Guarantor  has  determined  that  (i)  it  will  derive
substantial benefit and advantage from the Loan and other financial accommodations made available to the Borrower under the Note and the other Loan Documents and (ii) its execution, delivery and performance of this Guaranty directly benefit, and are within the best interests of, the Guarantor;

       NOW, THEREFORE, in consideration of $1,000 receipt of which is hereby acknowledged, the premises, the agreements herein and in order to induce the Lender to make and maintain the Loan pursuant to the Note, the Guarantor hereby agrees with the Lender, as follows:

       Section 1. Definitions. Reference is hereby made to the Note for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Note and not otherwise defined herein shall have the same meanings herein as set forth therein. As used in this Guaranty, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

             "Borrower" has the meaning specified in the preamble above.

             "Guaranty" means this Guaranty.

             "Guaranty Documents" means the Loan Documents and any document or agreement evidencing, related to or delivered in connection with any or all of the Guaranteed Obligations.

             "Guaranteed Obligations" means any and all present and future liabilities and obligations of Borrower and Guarantor to Lender incurred by Borrower and Guarantor under the Loan Documents, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, direct or indirect, acquired outright, conditionally or as collateral security by Lender from another, liquidated or unliquidated, arising by operation of law or otherwise, together with all fees and expenses incurred in collecting any or all of the items specified in this definition or enforcing any rights under any of the Guaranty Documents, including all fees and expenses of Lender's counsel and of any experts and agents which may be paid or incurred by Lender in collecting any such items or enforcing any such rights.

       Section 2. Rules of Interpretation. When used in this Guaranty: (1) "or" is not exclusive, (2) a reference to a law includes any amendment or modification to such law, and (3) a reference to an agreement, instrument or document includes any amendment or modification of such agreement, instrument or document.

       Section 3. Guaranty. Guarantor hereby guarantees to Lender and its successors, endorsees, transferees and assigns the prompt and complete payment, as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all of the Guaranteed
Obligations now existing or hereafter incurred will be paid strictly in accordance with their terms.

       Section 4. Limitation of Liability. The obligation of Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render the obligation of Guarantor under this Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

       Section 5.   Type  of  Guaranty.   This   Guaranty   is   absolute   and
unconditional and as such is not subject to any conditions and Guarantor is fully liable to perform all of its duties and obligations under this Guaranty as of the date of execution of this Guaranty. This Guaranty is a continuing guaranty and applies to all future Guaranteed Obligations. In addition, this Guaranty shall remain in full force and effect even if at any time there are no outstanding Guaranteed Obligations. This Guaranty is a guaranty of payment and not of collection. The obligations and liabilities of Guarantor under this Guaranty shall not be conditioned or contingent upon the pursuit by Lender of any right or remedy against Borrower, Grantor or any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations, or against any assets securing the payment of the Guaranteed Obligations or guarantee for such Guaranteed Obligations or right of setoff with respect to such Guaranteed Obligations. This Guaranty is irrevocable and as such cannot be cancelled, terminated or revoked by Guarantor.

       Section 6. Reinstatement of Guaranty. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations are rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Grantor or otherwise, all as though such payment had not been made.

       Guarantor hereby consents that, without the necessity of any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by Lender may be rescinded by Lender and any of such Guaranteed Obligations continued after such rescission.

       Section 7. Security Interest. To secure the payment of the obligations of Guarantor under this Guaranty, Guarantor has executed a Pledge Agreement in favor of, and grants Lender a pledge and security interest in the Pledged Shares listed in Schedule 1 to the Pledge Agreement.

       Section 8. Waiver of Notices. Guarantor hereby waives any and all notices including (1) notice of or proof of reliance by Lender upon this Guaranty or acceptance of this Guaranty, (2) notice of the incurrence of any Guaranteed Obligations or the renewal, extension or accrual of any such Guaranteed Obligations, (3) notice of any actions taken by Lender, Borrower, Grantor or any other person under any Guaranty Document, and (4) notices of nonpayment or nonperformance, protest, notices of protest and notices of dishonor.

       Section 9. Waiver of Defenses. Guarantor hereby waives any and all defenses to the performance by Guarantor of its duties and obligations under this Guaranty, including any defense based on any of the following:

             (1) any failure of Lender to disclose to Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any party obligated to make payment on any and all Guaranteed Obligations, whether as principal or guarantor, now or hereafter known to Lender,

             (2) any defense to the payment of any or all the Guaranteed Obligations, including lack of validity or enforceability of any of the Guaranteed Obligations or any Guaranty Documents,

             (3) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or consent to any departure from any Guaranty Document,

             (4) any exchange or release of, or non-perfection of any security interest on or in any assets securing the payment of the Guaranteed Obligations,
             (5) any failure to execute any other guaranty for all or any part of the Guaranteed Obligations, or any release or amendment or waiver of, or consent to any departure from, any other guaranty for any or all of the Guaranteed Obligations,

	     (6)   any   subordination   of  any  or  all  of  the   Guaranteed
Obligations,

             (7) any act or omission of Lender in connection with the enforcement of, or the exercise of rights and remedies, including any election of, or the order of exercising any, remedies, with respect to (a) the Guaranteed Obligations, (b) any other guarantor of the Guaranteed Obligations, or (c) any assets securing the payment of the Guaranteed Obligations,

             (8) any manner of application of any funds received by Lender to Guaranteed Obligations or any other obligations owed to Lender, whether from the sale or disposition of any assets securing the Guaranteed Obligations, from another guarantor of the Guaranteed Obligations or otherwise, and

             (9) any failure to give or provide any notices, demands or protests, including those specified under Section 8 herein, entitled "Waiver of Notices".

       Section 10. Subrogation. Guarantor may not exercise any rights which Guarantor may acquire by way of subrogation or contribution, whether acquired by any payment made under this Guaranty, by any setoff or application of funds of Borrower, by Lender or otherwise, until (1) the payment in full of the Guaranteed Obligations (after Lender no longer has any obligation or arrangement to provide credit to Borrower, including under or pursuant to a line of credit), and (2) the payment of all fees and expenses to be paid by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation or contribution rights at any time when all of the Guaranteed Obligations and all such other expenses shall not have been paid in full (after Lender no longer has any obligation or arrangement to provide credit to Borrower, including under or pursuant to a line of credit), such amount shall be held in trust for the benefit of Lender, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Lender to be credited and applied in whole or in part by Lender against the Guaranteed Obligations, whether matured or unmatured, and all such other fees and expenses in accordance with the terms of the Guaranty Documents.

       Section 11. Representations. At the time of execution of this Guaranty and each time Lender provides credit as noted above, Guarantor represents and warrants to Lender as follows:

             (1) Name. The exact legal name of the Guarantor is the name specified in the preamble to this Guaranty. The Guarantor has not been known by any other name during the five (5) years prior to the date of the Guaranty.

             (2)    Location.   The  principal  residence  of  the Guarantor is
_______________ ___________________________________.

             (3) No Contravention. The execution, delivery and performance by Guarantor of this Guaranty do not and will not (a) violate any provision of any law, order, writ, judgment, injunction, decree, determination, or award presently in effect applicable to Guarantor, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Guarantor is a party or by which Guarantor or its properties may be bound or affected, or (c) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Guarantor.

             (4) Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by Guarantor of this Guaranty.

             (5) Legally Enforceable Guaranty. This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by (a) applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, or (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

       Section 12. Remedies. Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies under this Guaranty or otherwise. A waiver by Lender of any right or remedy hereunder on any one occasion, shall not be construed as a ban or waiver of any such right or remedy which Lender would have had on any future occasion, nor shall Lender be liable for exercising or failing to exercise any such right or remedy. The rights and remedies of Lender under this Guaranty are cumulative and, as such, are in addition to any other rights and remedies available to Lender under law or any other agreements.

       Section 13. Appointment as Attorney-in-Fact. Guarantor hereby appoints Lender as the attorney-in-fact for Guarantor, with full authority in the place and stead of Guarantor and in the name of Guarantor or otherwise, to exercise all rights and remedies granted to Lender under this Guaranty and to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Guaranty.

       Section 14. Indemnity and Expenses. Guarantor hereby indemnifies Lender from and against any and all claims, losses, damages and liabilities growing out of or resulting from this Guaranty (including, without limitation, enforcement of this Guaranty), except claims, losses, damages or liabilities resulting from Lender's gross negligence and willful misconduct.
       Guarantor will upon demand pay to Lender the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with (1) any amendment to this Guaranty, (2) the administration of this Guaranty, (3) the exercise or enforcement of any of the rights of Lender under this Guaranty, or (4) the failure by Guarantor to perform or observe any of the provisions of this Guaranty.

       Section 15. Amendments. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor from this Guaranty, shall in any event be effective unless the same shall be in writing and signed by Guarantor and Lender, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

       Section 16. Addresses for Notices. All notices and other communications provided for under this Guaranty shall be in writing and, mailed or delivered by messenger or overnight delivery service, addressed, in the case of Guarantor at its address specified below its signature, and in the case of Lender at the address specified below, or as to any such party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

             If to Lender:

             John Fife
             303 East Wacker Drive
             Suite 301
             Chicago, Il 60601


                    Attention:

                          With copies to:

                          Krieger & Prager, LLP
                          39 Broadway, Suite 1440
                          New York, New York 10006
                          Attention: Samuel M. Krieger, Esq.

             If to Guarantor:

             Vincent Vellardita
             C/o ValCom, Inc.
             920 S. Commerce Street
             Las Vegas, NV  89106



       All such notices and other communications shall, when mailed, be effective three (3) days after being placed in the mails, or when delivered to a messenger or overnight delivery service, be effective one (1) day after being delivered to the messenger or overnight delivery service, in each case, addressed as specified above.

       Section 17. Assignment and Transfer of Obligations. This Guaranty will bind the estate of Guarantor as to Guaranteed Obligations created or incurred both before and after the death or incapacity of Guarantor, whether or not Lender receives notice of such death or incapacity. This Guaranty shall inure to the benefit of Lender and its successors, transferees and assigns. Guarantor may not transfer or assign its obligations under this Guaranty. Lender may assign or otherwise transfer all or a portion of its rights or obligations with respect to the Guaranteed Obligations to any other party, and such other party shall then become vested with all the benefits in respect of such transferred Guaranteed Obligations granted to Lender in this Guaranty or otherwise. Guarantor agrees that Lender can provide information regarding Guarantor to any prospective or actual successor, transferee or assign.

       Section 18. Setoff. Guarantor agrees that, in addition to, and without limiting, any right of setoff, Lender's lien or counterclaim Lender may otherwise have, Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Guarantor, at any of the offices of Lender, in Dollars or any other currency, against any amount payable by Guarantor to Lender under this Guaranty which is not paid when demanded (regardless of whether such balances are then due to Guarantor), in which case Lender shall promptly notify Guarantor, provided that Lender's failure to give such notice shall not affect the validity of such offset.

       Section 19. Submission to Jurisdiction. Guarantor hereby irrevocably submits to the jurisdiction of any federal or state court sitting in New York County in the State of New York over any action or proceeding arising out of or related to this Guaranty and agrees with Lender that personal jurisdiction over Guarantor rests with such courts for purposes of any action on or related to this Guaranty. Guarantor hereby waives personal service by manual delivery and agrees that service of process may be made by prepaid certified mail directed to Guarantor at the address of Guarantor for notices under this Guaranty or at such other address as may be designated in writing by Guarantor to Lender, and that upon mailing of such process such service will be effective as if Guarantor was personally served. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Guarantor further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. Guarantor agrees that any action on or proceeding brought against Lender shall only be brought in such courts.

       Section 20.  Governing  Law.   This  Guaranty  shall  be governed by and
construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

       Section 21. Subordination. Once a demand for payment is made on the Guarantor under this Guaranty Guarantor will not (1) make any demand for payment of, or take any action to accelerate, any obligation owed to Guarantor by Borrower, (2) seek to collect payment of, or enforce any right or remedies against Borrower, any of the obligations owed to Guarantor by Borrower or any guarantees, credit supports, collateral or other security related to or supporting any of such obligations, or (3) commence, or join with any other creditor in commencing, any bankruptcy or similar proceeding against Borrower. Guarantor also agrees that the payment of all obligations of Borrower to Guarantor shall be subordinate and junior in time and right of payment in accordance with the terms of this Section to the prior payment in full (in cash) of the Guaranteed Obligations. In furtherance of such subordination, (1) to the extent possible, Guarantor will not take or receive from Borrower any payments, in cash or any other property, by setoff or any other means, of any or all of the obligations owed to Guarantor by Borrower, or purchase, redeem, or otherwise acquire any of such obligations, or change the terms or provisions of any such obligations and (2) if for any reason and under any circumstance Guarantor receives a payment on such obligation, whether in a bankruptcy or similar proceeding or otherwise, all such payments or distributions upon or with respect to such obligations shall be received in trust for the benefit of Lender, shall be segregated from other funds and property held by Guarantor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Guaranteed Obligations. Guarantor agrees that any subrogation rights Guarantor may acquire as a result of a payment under this Section may not be exercised until (1) the payment in full of the Guaranteed Obligations (after Lender no longer has any obligation or arrangement to provide credit to Borrower, including under or pursuant to a line of credit), and (2) the payment of all fees and expenses to be paid by Guarantor pursuant to this Guaranty.

       Section 22. Miscellaneous. This Guaranty is in addition to and not in limitation of any other rights and remedies Lender may have by virtue of any other instrument or agreement previously, contemporaneously or hereafter executed by Guarantor or any other party or by law or otherwise. If any provision of this Guaranty is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions of this Guaranty. Titles in this Guaranty are for convenience of reference only and shall not affect the interpretation or construction of this Guaranty. This Guaranty constitutes the entire agreement between Guarantor and Lender with respect to the matters covered by this Guaranty and supercedes all written or oral agreements with respect to such matters.

       Section 23. WAIVER OF JURY TRIAL. GUARANTOR EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS GUARANTY.





             IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date of this Guaranty.

                                        /s/ Vincent Vellardita
					----------------------
                                        Vincent Vellardita